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                                                                  EXHIBIT 23.01

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-55828, 333-54886, 333-48582, 333-46252 and
333-84545) and on Form S-3 (No. 333-80419) of Homestore.com, Inc. of our report dated March 16, 2001, except as to Notes 3 and 21, which are as of March 11, 2002, relating to the financial statements of Homestore.com, Inc. which appear in this Annual Report on Form 10-K/A. We also consent to the incorporation by reference of our report dated March 11, 2002 relating to the financial statement schedule, which appears in this Annual Report on Form 10-K/A.

/s/ PricewaterhouseCoopers LLP

Century City, California
March 11, 2002